CONSENT TO JOINT FILING OF SCHEDULE 13D

      Each of the undersigned consents and agrees to the filing of the foregoing joint statement on Schedule 13D pursuant to Rule 13d-1(f)(2) pertaining to the shares of the Common Stock of PHP
Healthcare Corporation beneficially owned by them.



Date:  February 26, 1997              /s/ Charles H. Robbins
                                      Charles H. Robbins


Date:  February 26, 1997              /s/ Ellen E. Robbins
                                      Ellen E. Robbins


Date:  February 26, 1997              /s/ Ellen E. Robbins
                                      Ellen E. Robbins, Trustee Under
                                      Trust Indenture dated October 1,
                                      1985, FBO Caroline H. Robbins,
                                      Charles H. Robbins, Grantor


Date:  February 26, 1997              /s/ Ellen E. Robbins
                                      Ellen E. Robbins, Trustee Under
                                      Trust Indenture dated October 1,
                                      1985, FBO Lee S. Robbins, Charles
                                      H. Robbins, Grantor